Exhibit 99.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the last date signed below (“Effective Date”) by and among Intrexon Corporation, a Virginia corporation (the “Company”), and each of those persons and entities, severally and not jointly, who have executed a signature page to this Agreement accepted and executed by the Company (which persons and entities are hereinafter collectively referred to as “Subscribers” and each individually as a “Subscriber”).

WHEREAS, the Company desires to issue and sell to certain individuals and entities acceptable to the Company a number of shares (the “Shares”) of no par value Common Stock of the Company (the “Common Stock”) for an aggregate purchase price of up to $25,000,000 with the purchase price per share equal to the closing price of the Common Stock on the trading day immediately preceding the Closing (as defined below) (the “Per Share Price”), which shares shall be authorized and issued in accordance with the terms of this Agreement (the “Common Stock Financing”); and

WHEREAS, in connection with the Common Stock Financing and subject to the terms and conditions set forth in this Agreement, each of the Subscribers desires to purchase from the Company that number of shares of Common Stock set forth beneath each such Subscriber’s signature to this Agreement at the Per Share Price.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. PURCHASE AND SALE

1.1 Sale and Issuance of Shares. In consideration of and in express reliance upon the representations, warranties and covenants set forth herein and subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Subscriber, and each Subscriber shall purchase from the Company, that number of Shares set forth beneath each such Subscriber’s signature to this Agreement at the Per Share Price.

1.2 Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures at 2:00 p.m. (Germantown, Maryland time) on the Effective Date, or at such other time, date or place not later than three business days after the satisfaction or waiver of the conditions precedent set forth in Section 4, or as the Company and Subscribers shall mutually agree (which time, date and place are referred to in this Agreement as the “Closing”). At the Closing, the Company shall make a book entry for each Subscriber registering in the name of such Subscriber that number of Shares set forth beneath such Subscriber’s signature to this Agreement against delivery to the Company by such Subscriber at or before the Closing of the aggregate purchase price for such Shares payable in immediately available funds by wire transfer to an account or accounts designated by the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to each Subscriber to enter into and perform its obligations under this Agreement, the Company represents and warrants to Subscribers that, other than as disclosed in the Company’s SEC Filings (as defined below), the statements contained in this Section 2 are true, complete and correct as of the Closing (except that those statements which address matters only as of a particular date which are true, correct and complete as of such date). For purposes of the representations and warranties set forth in this Section 2, the Company will be deemed to have “knowledge” of a particular fact or other matter if Randal J. Kirk, Krish S. Krishnan, Thomas D. Reed, Rick L. Sterling, Donald P. Lehr, Suma M. Krishnan, Darryl Webster, Samuel Broder, Greg Frost, Thomas R. Kasser, Robert F. Walsh, III, Nir Nimrodi or Kelly Huang is actually aware of such fact or other matter.

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on (i) the business, properties or financial condition of the Company, (ii) the Shares or (iii) the enforceability of this Agreement (a “Material Adverse Effect”).

2.2 Articles of Incorporation and Bylaws. The Company’s Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws” and, together with the Articles, the “Governing Documents”) that are on file with the United States Securities and Exchange Commission (the “SEC”) are complete and correct copies thereof as in effect on the date hereof. The Governing Documents are in full force and effect. The Company is in compliance with the material terms of the Governing Documents.

2.3 Capitalization.

(a) The authorized capital stock of the Company consists of 225,000,000 shares of capital stock, of which 200,000,000 are designated Common Stock and 25,000,000 are designated preferred stock, no par value per share (“Preferred Stock”). As of the close of business on March 15, 2014, (a) 97,808,020 shares of Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (b) 3,676,887 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Stock (the “Options”) outstanding as of such date and (c) 414,404 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Stock (the “Warrants”) outstanding as of such date. As of the date hereof, no shares of Preferred Stock were issued and outstanding.

(b) As of the close of business on March 15, 2014, except for (i) the Options, (ii) the Warrants and (iii) other arrangements and agreements set forth the Company’s SEC Filings, there were no options, warrants or other rights to acquire capital stock or other equity interests from the Company, or securities convertible into or exchangeable for such capital stock or other equity interests. Other than (A) shares of capital stock reserved for issuance as provided in this Section 2.3, (B) options to purchase Common Stock or other equity awards issued in accordance with the Intrexon Corporation 2013 Omnibus Incentive Plan in the ordinary course of business (the “Awards”) and (C) the issuance of up to that number of shares equal to 10% of the Company’s outstanding shares of Common Stock (calculated following the sale of Shares hereunder) in connection with mergers or acquisitions of businesses, entities, property or other assets, joint ventures or strategic alliances (the “Strategic Issuances”), since the close of business on March 15, 2014 through the date hereof, the Company has not issued any shares of its capital stock or other equity interests, or securities convertible into or exchangeable for such capital stock or other equity interests. All shares of Common Stock subject to issuance upon exercise of the Options, the Awards, the Strategic Issuances and the Warrants, upon issuance prior to the Closing on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Common Stock to be issued in connection with the Common Stock Financing, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, will not be in violation of any preemptive rights and will be free and clear of all liens, charges, restrictions, claims and encumbrances except as set forth in this Agreement and the Articles.

(c) Except with respect to the Options, the Awards, the Strategic Issuances and any related grant agreements and with respect to the Warrants, there are no outstanding contractual obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to, any shares of Common Stock or any capital stock of, or other equity interests in, the Company. All outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), and any applicable U.S. state securities or “blue sky” laws (“Blue Sky Laws”).

2.4 Subsidiaries. Except as set forth on Schedule 2.4 hereto, the Company does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock, securities convertible into capital stock or any other equity interest or debt security of any corporation or (ii) any equity interest or debt security in any partnership, joint venture or other non-corporate Person or (b) control, directly or indirectly, any other Person. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government body. Except as disclosed in Schedule 2.4 hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.5 Authorization; Enforceability.

(a) The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, this Agreement.

(b) All corporate action on the part of the Company and its officers, directors and shareholders necessary for (i) the authorization, execution, delivery and performance of all obligations of the Company under this Agreement has been taken and (ii) the issuance and sale by the Company of the Shares hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws (the “Equitable Exceptions”).

2.6 Litigation. There is no material action, suit or proceeding pending or, to the Company’s knowledge, currently threatened against the Company or against any director, officer or employee of the Company. The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.7 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted (collectively, “Company Intellectual Property”), without any known infringement of the rights of others. The Company is not aware of any allegations that the Company is presently violating any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information or other proprietary rights of any other Person.

(b) To the Company’s knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the Company’s rights with respect to the Company Intellectual Property.

(c) The Company is not aware of any grounds for, and has received no notice of, a breach by the Company or termination by a third party of any license pursuant to which the Company or one of its wholly owned subsidiaries licenses Company Intellectual Property.

(d) Each current and former employee and consultant of the Company has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. No shareholder, member, director, officer or employee of the Company has any interest, right or title in any of the Company Intellectual Property.

2.8 SEC Filings; Financial Statements.

(a) Since August 7, 2013, the Company has timely filed with or furnished to the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, from and after August 7, 2013 (collectively, the “SEC Filings”). Each SEC Filing, as amended or supplemented if applicable, (i) as of its date, or, if amended, as of the date of the last such amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such SEC Filing, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to SEC Filings and, to the Company’s knowledge, none of the SEC Filings is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. To the extent not publicly available, the Company has made available to the Subscribers complete and accurate copies of all reports, documents, claims, notices, filings, minutes, transcripts, recordings and other material correspondence between the Company, on the one hand, and the SEC, on the other hand, since January 1, 2012.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Filings, as amended, supplemented or restated, if applicable, was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) The Company and its subsidiaries have implemented and maintain a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(d) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are reasonably effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Except as and to the extent set forth (i) on the consolidated balance sheet of the Company and the consolidated subsidiaries of the Company as of December 31, 2012 included in the Company’s registration statement on Form S-1 filed on May 10, 2013, as amended, including the notes thereto or (ii) in the SEC Filings filed after August 7, 2013, none of the Company or any consolidated subsidiary of the Company has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP and none have arisen since such date, except for liabilities or obligations (A) under this Agreement or incurred in connection with the Common Stock Financing, (B) incurred in the ordinary course of business consistent with past practice since December 31, 2012 or (C) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.9 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Governing Documents, (ii) assuming that all consents, approvals, authorizations and permits described in Section 2.9(b) have been obtained and all filings and notifications described in Section 2.9(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Company or by which any property or asset of the Company is bound or affected, except, as to clause (ii), for any such conflicts, violations or other occurrences as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Common Stock Financing (including the issuance of the Shares), other than (i) (A) the filing with the SEC of one or more Registration Statements in accordance with the requirements of Section 6.2 below, (B) filings required by applicable Blue Sky Laws, (C) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (D) the filing of any requisite notices and/or application(s) to the New York Stock Exchange LLC for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby and (E) those that have been made or obtained prior to the date of this Agreement, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.10 Employees and Employee Matters. Except as would not reasonably be expected to have a Material Adverse Effect, the Company has complied with all federal, state and local laws relating to the hiring of employees, consultants and advisors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The Company is not delinquent in material payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees.

2.11 Permits. The Company has all material franchises, permits and licenses necessary for the conduct of its business as now being conducted by it (including, without limitation, owning and leasing its property and assets). Except as would not reasonably be expected to have a Material Adverse Effect, the Company is not in default under any of such franchises, permits, licenses or other similar authority and none of such franchises, permits, licenses or other similar authority limit the full operation of the Company’s business as presently conducted.

2.12 Title to Property and Assets. The Company owns no real property. Except for certain rights granted to the Defense Advanced Research Products Agency (“DARPA”), pursuant to which DARPA may, upon certain circumstances, claim for the U.S. Government or direct the disposition of aggregate “supplies” and individual items of “equipment” that have or has a fair market value of $5,000 or more and were procured under agreements among DARPA and each of Neugenesis, Inc. and Intrexon AB (as successor in interest to Agarigen, Inc.), the Company owns all of its assets free and clear of any mortgage or material lien or other encumbrance. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free and clear of any mortgage or material lien or other encumbrance.

2.13 Material Contracts. As of the date of this Agreement, neither the Company nor any of its assets, properties, businesses or operations is a party to, bound or affected by, or receives benefits under any contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Material Contract”). Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each Material Contract is valid and binding on the Company and, to the Company’s knowledge, each other party thereto, and in full force and effect, (ii) each Material Contract is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights generally and by the application of general principles of equity and (iii) the Company has not received written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract.

2.14 Tax Returns, Payments and Elections. Except as would not reasonably be expected to have a Material Adverse Effect, all federal, state and local tax returns and reports of the Company required by law to be filed have been duly filed, all taxes and other fees due thereon have been paid, and the Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. No audit, deficiency, assessment or proposed adjustment of the Company’s federal, state or local income or franchise taxes has occurred in the past or is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its shareholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as a subchapter “S” corporation or (b) a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

2.15 Offering Exemption. Based in part on the representations of Subscribers set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

2.16 Brokers or Finders. The Company agrees to indemnify and hold harmless Subscriber from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Agreement or the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible,

2.17 Affiliate Transactions. No employee, officer, director or 10% or greater shareholder of the Company or member of his or her immediate family (each a “Covered Person”) is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Covered Person. As of the date hereof, no Covered Person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company (except for ownership of stock not to exceed 1% of the outstanding capital stock of any publicly traded company that may compete with the Company).

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBER

As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Subscriber, severally and not jointly, represents and warrants to the Company as of the Closing as follows:

3.1 Authorization; Enforceability. Subscriber has all requisite power and authority to execute, deliver and perform this Agreement. All action on the part of Subscriber and, as applicable, its directors, officers, members, partners and shareholders, necessary for the authorization, execution, delivery and performance of all obligations of Subscriber under this Agreement has been taken. This Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, except as limited by the Equitable Exceptions.

3.2 Investor Representations.

(a) The Shares acquired by Subscriber hereunder will be acquired by Subscriber for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution. Subscriber does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Subscriber hereunder.

(b) Subscriber is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(c) Subscriber understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Subscriber acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d) Subscriber acknowledges and agrees that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares acquired by Subscriber hereunder. Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

(e) Subscriber was not contacted by the Company or its representatives for the purpose of investing in any securities of the Company offered hereby through any advertisement, article, notice or any other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising. The Shares purchased under this Agreement by Subscriber were not offered or sold to Subscriber by any form of general solicitation or general advertising.

(f) Subscriber has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

(g) Subscriber hereby represents and acknowledges that Subscriber is a sophisticated investor and that it knows that the Company may have material confidential information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to Subscriber’s decision to purchase the Shares. Subscriber acknowledges and agrees that the Company shall have no obligation to disclose to Subscriber any such information and hereby waives and releases, to the fullest extent permitted by law, any and all claims and courses of action it has or may have against the Company and its affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information in connection with the sale of the Shares to Subscriber hereunder.

(h) If Subscriber is an individual, then Subscriber resides in the state or province identified in the address of Subscriber set forth beneath such Subscriber’s signature to this Agreement; if Subscriber is a partnership, corporation, limited liability company or other entity, then the office or offices of Subscriber in which its principal place of business is located at the address or addresses of Subscriber set forth beneath such Subscriber’s signature to this Agreement.

3.3 Legends. Subscriber acknowledges that the Shares have not been registered under the Securities Act and agrees to a restrictive notation substantially similar to the following on any book-entry account reflecting the issuance of the Shares together with such other restrictive notations as may be required by law:

“THESE SHARES OF STOCK HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

3.4 Compliance with Laws. Subscriber covenants and agrees that, to the extent applicable, it shall comply at all times with all laws relating to anti-money laundering, anti terrorism, trade embargoes and economic sanctions now or hereafter in effect, including, without limitation, Executive Order 13224, “Blocking Property Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism,” 66 Fed. Reg. 49079 (Sept. 23, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 and any enabling legislation or executive order relating thereto (collectively, the “Patriot Act Laws”). Without limiting the generality of the foregoing, to Subscriber’s knowledge, (a) Subscriber and each of its Controlled Affiliates is, and shall continue to be, in compliance with all Patriot Act Laws, (b) Subscriber is not, and is not directly or indirectly owned or controlled, in whole or in part, by, a Blocked Person (as defined below), (c) Subscriber and each of its Controlled Affiliates has not and does not conduct any business with a Blocked Person or otherwise engage in any transaction relating to any property, or interests in property, blocked by any Patriot Act Law and (d) the monies used to fund Subscriber’s purchase of the Shares are not (i) invested for the benefit of, or related in any way to, the government of, or persons within, any country under a U.S. embargo enforced by OFAC (as defined below) or (ii) derived from or related to any illegal activities, including without limitation, money laundering activities, and the proceeds (if any) from Subscriber’s investment in the Company shall not be used to finance any illegal activities. Subscriber acknowledges that it is the Company’s policy to cooperate fully with law enforcement agencies. For purposes hereof, “Blocked Person” means any Person that (A) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (B) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other applicable law. For purposes of this paragraph, “Controlled Affiliate” means any investment fund controlled by Subscriber, but shall not include any portfolio company in which Subscriber holds an investment.

In addition to the foregoing, each Subscriber who is not a United States person (as defined by Section 7701(a)(30) of the Code), severally and not jointly, represents and warrants to the Company as of the Closing as follows: if a Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Code), the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

4. CONDITIONS TO SUBSCRIBERS’ OBLIGATIONS AT CLOSING

The obligations of a Subscriber under this Agreement to purchase and pay for the respective Shares being purchased by such Subscriber at the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true, correct and complete in all material respects on and as of the Closing with the same force and effect as if they had been made at such time (except that those representations and warranties which address matters only as of a particular date need only be true, correct and complete in all material respects as of such date).

4.2 Performance. The Company shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

4.3 Consents and Approvals. Any consent required for the consummation of the transactions contemplated by this Agreement, including without limitation the issuance of the Shares, shall have been obtained (collectively, “Consents”). All permits, approvals, filings and consents required to be obtained or made, and all waiting periods required to expire, prior to the consummation of the transactions contemplated by this Agreement under federal laws and laws of any applicable state or foreign country having jurisdiction over the transactions contemplated by this Agreement shall have been obtained, made or expired, as the case may be, and all such waiting periods shall have lapsed, and all such permits, approvals, filings and consents shall be in full force and effect.

4.4 Supporting Documents. The Company shall have delivered to Subscribers such additional supporting documents and other information with respect to the operations and affairs of the Company as Subscribers reasonably may request, including without limitation (upon request) copies of the Consents and any other board or shareholder resolutions and records of any other corporate actions taken by the Company in connection with authorizing and completing the transactions contemplated by this Agreement.

4.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

5. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company under this Agreement to sell and issue to a Subscriber such Subscriber’s respective portion of the Shares to be purchased by such Subscriber at the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

5.1 Representations and Warranties. The representations and warranties of such Subscriber contained in Section 3 shall be true, correct and complete in all material respects on and as of the Closing with the same force and effect as if they had been made at such time.

5.2 Performance. Such Subscriber shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by such Subscriber on or before the Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

6. COVENANTS

6.1 Company Lock-Up. Each Subscriber covenants and agrees as follows:

(a) The Subscriber will not, during the period commencing on the date of the Closing and, subject to the terms set forth herein, ending 90 days after the Closing (the “Company Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, in cash or otherwise.

(b) Notwithstanding the foregoing, (i) if the Subscriber is an individual, the Subscriber may transfer the Shares as a bona fide gift or gifts, by will or intestacy to a member or members of his or her immediate family, to a trust of which the undersigned or an immediate family member is the beneficiary, or to a partnership, the partners of which are exclusively the undersigned and/or a member or members of his or her immediate family and/or a charity and (ii) if the Subscriber is a partnership, limited liability company or corporation, the Subscriber may transfer the Shares to any of its partners, members, shareholders or affiliates; provided that in the case of any transfer or distribution pursuant to this subparagraph during the Company Lock-Up Period, each donee or distributee shall sign and deliver a lock-up letter with terms substantially similar to the terms of this Section 6.1.

(c) Notwithstanding anything to the contrary contained herein, the Subscriber agrees that the Subscriber shall not effect any sale, transfer or other disposition of any Shares unless: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Securities Act, as evidenced by a broker’s letter and a representation letter executed by the Subscriber (reasonably satisfactory in form and content to the Company) stating that such requirements have been met; or (c) counsel reasonably satisfactory to the Company (which may be counsel to the Company) shall have advised the Company in a written opinion letter (reasonably satisfactory in form and content to the Company), upon which the Company may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act.

(d) The Subscriber acknowledges and agrees that stop transfer instructions will be given to the Company’s transfer agent with respect to the Shares until the expiration of the Company Lock-Up Period.

6.2 Registration Rights. The Company covenants and agrees as follows:

(a) If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from any Subscriber that purchased, and continues to hold, Registrable Shares (as defined below) in the Common Stock Offering with an aggregate value at the time of purchase based on the Per Share Price of at least $10,000,000 (an “Initiating Subscriber”) to register Registrable Shares owned by such Initiating Subscriber with an aggregate value of at least $10,000,000 at the time of such request, then the Company shall (i) within 15 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Subscribers (and at the discretion of the Company other shareholders) other than the Initiating Subscriber; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Subscriber, file a Form S-3 registration statement under the Securities Act covering all Registrable Shares requested to be included in such registration by any other Subscriber (and, at the discretion of the Company, other registrable securities held by other shareholders), as specified by notice given by each such Subscriber (or, at the discretion of the Company, other shareholders) to the Company within 15 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 6.2(b) and 6.2(c).

(b) Notwithstanding the foregoing obligations, if the Company furnishes to the Subscriber requesting a registration pursuant to this Section 6.2 a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 120 days after the request of the Initiating Subscriber is given; provided, however, that the Company may not invoke this right more than once in any 12-month period.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 6.2(a) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing with the SEC of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected one registration pursuant to Section 6.2(a) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 6.2(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Subscribers withdraw their request for such registration, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 6.2(c).

(d) All expenses, other than Selling Expenses (as defined below), incurred in connection with registrations, filings or qualifications pursuant to this Section 6.2, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, shall be borne and paid by the Company. Expenses not specifically payable by the Company pursuant to this Section 6.2(d) shall be borne pro rata by the selling shareholders based on the number of shares sold by such selling shareholder in the offering.

(e) For the purposes of this Section 6.2,

(i) “Registrable Shares” means Shares held by a Subscriber, provided, however, that Shares will cease to be “Registrable Shares” when (A) a registration statement covering such Shares has been declared effective by the SEC or (B) the entire amount of the Shares proposed to be sold by a Subscriber, in the opinion of counsel satisfactory to the Company, may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Act.

(ii) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares or other securities of the Company, and fees and disbursements of counsel for any Subscriber or other selling shareholder.

7. SURVIVAL OF REPRESENTATIONS

All representations, warranties, covenants and other agreements of the Company hereunder shall be deemed made on and as of the Closing as though such representations, warranties, covenants and other agreements were made on and as of such date. All representations and warranties made by a party to this Agreement herein or pursuant hereto shall survive the Closing. All covenants and other agreements made by a party to this Agreement herein or pursuant hereto shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

8. GENERAL

8.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including any permitted transferees of any Shares). Subscribers may not assign its rights or obligations under this Agreement, in whole or in part, except with the consent of the Company. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

8.2 Entire Agreement. This Agreement and any confidentiality or non-disclosure agreement between the Company and Subscribers, and the documents, schedules and exhibits referred to herein or therein constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person.

8.4 Injunctive Relief. Subscribers and the Company acknowledge and agree that, in view of the uniqueness of the Shares, damages at law would be insufficient for breach by Subscribers or the Company of any of their respective covenants in this Agreement. Accordingly, each party agrees that in the event of breach or threatened breach by the other party of any provisions of this Agreement, the non-breaching party be entitled to seek equitable relief in the form of an order to specifically perform or an injunction to prevent irreparable injury, without being required to provide security or post bond. Nothing herein shall be construed as prohibiting any party hereto from, pursuing solely or in addition any other remedies, including damages, for breach or threatened breach of this Agreement.

8.5 Jury Trial Waiver. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement.

8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, United States, without regard to the principles of conflicts of law thereof.

8.7 Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Virginia and to the jurisdiction of the United States District Court for the Eastern District of Virginia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile.

8.9 Section Headings and References. The section headings contained herein are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference is to a Section, Schedule or Exhibit of or to this Agreement unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular has a comparable meaning when used in the plural, and vice versa. References to a Person are also to its successors and permitted assigns. References to an agreement are to such agreement as amended, restated, modified or otherwise supplemented, from time to time. The term “dollars” and “$” means United States dollars. The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

8.10 Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 8.10, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

8.11 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when received by facsimile or email if sent during normal business hours of the recipient, if not, then on the next business day, (c) when received after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) when received after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth below and to a Subscriber at such Subscriber’s address set forth beneath such Subscriber’s signature to this Agreement or at such other address as a Subscriber or the Company may designate by 10 days advance written notice to the Company (in the case of a Subscriber) or Subscribers (in the case of the Company).

if to the Company:

Intrexon Corporation

1750 Kraft Drive, Suite 1400

Blacksburg, VA 24060

Attention: Rick Sterling, CFO

Facsimile: 540-961-0734

Email: RSterling@intrexon.com

with a copy (which shall not constitute notice) to:

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, MD 20876

Attention: Donald Lehr, CLO

Facsimile: 301-556-9901

Email: DLehr@intrexon.com

8.12 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto (with respect to an amendment) and the written consent of each party from whom a waiver is sought (with respect to a waiver). No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.

8.13 Expenses. Except with respect to the registration of Shares pursuant to Section 6.2, each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

8.14 Further Assurances. The Company and Subscribers shall use their commercially reasonable efforts, in the most expeditious manner practicable, to satisfy or cause to be satisfied (a) all the conditions precedent set forth in Section 4 or Section 5, respectively, and to cause the transactions contemplated hereby to be consummated and (b) the provisions of Section 6.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Common Stock Purchase Agreement effective as of the Effective Date.

COMPANY: INTREXON CORPORATION

By:	/s/ Donald P. Lehr
	Name:	Donald P. Lehr
	Title:	Chief Legal Officer
	Date:	March 26, 2014

SUBSCRIBER:

Name:	NRM VII Holdings I, LLC
Please print full name of Subscriber (individual or entity) * Please indicate if Subscriber is a trust or if the Shares will be held jointly

Signature:	/s/ Randal J. Kirk
Authorized signature(s) of Subscriber

Name & Title:	Randal J. Kirk, Manager, Third Security, LLC, which is the Manager of Third Security Capital Partners VII, LLC, which is the Manager of NRM VII Holdings I, LLC
Please print name & title of authorized signatory if Subscriber is an entity

Address:	The Governor Tyler

	1881 Grove Ave.

	Radford, VA 24141
	Attn:	Legal Department
	Fax:	540.633.7939
	Tel:	540.633.7900
	Email:	tad.fisher@thirdsecurity.com and milan.tolley@thirdsecurity.com

Aggregate Purchase Price:     $6,250,000.00

[Signature Page to Common Stock Purchase Agreement]

Schedule 2.4

Intrexon Subsidiary	Intrexon Percentage Ownership
AquaBounty Technologies, Inc.	60%

Biological & Popular Culture, Inc.	51%

Intrexon AB, Co.	100%

Intrexon ABT, Inc.	100%

Intrexon CEU, Inc.	100%

Intrexon Energy Partners, LLC	100% (before sale of membership interests)

Intrexon Holdings, Inc.	100%

Intrexon Laboratories Hungary Kft	100% (through Intrexon Holdings, Inc.)

Intrexon Technologies Ireland Limited	100%

OvaXon, LLC	50% (remaining 50% membership interest held by OvaScience, Inc.)

S & I Ophthalmic, LLC	50% (remaining 50% membership interest held by Caraco Pharmaceutical Laboratories Ltd.)

XON Cells, Inc.	100%

Issuer	Number of Shares held by Intrexon Corporation
Ziopharm Oncology, Inc.	16,390,305
Synthetic Biologics, Inc.	8,675,768
Oragenics, Inc.	8,838,666
Fibrocell Science, Inc.	6,024,915
AmpliPhi Biosciences Corporation	24,000,000
Soligenix, Inc.	1,034,483
OvaScience, Inc.	273,224
AquaBounty Technologies, Inc.	86,386,624
Biological & Popular Culture, Inc.	4,163,265